Exhibit 10.2

PARENT GUARANTEE

This Parent Guarantee, dated as of December 23, 2013, (this “Parent Guarantee”) is made and entered into by Gastar Exploration, Inc., a Delaware corporation (“Parent”), in favor, and for the equal and ratable benefit, of the Holders (as defined in the Indenture defined below) of the 8 5/8% Senior Secured Notes due 2018 (the “Notes”) issued by Gastar Exploration USA, Inc., a Delaware corporation (the “Company”) pursuant to that certain Indenture dated as of May 15, 2013 among the Company, the Subsidiary Guarantors (as defined in such Indenture) and Wells Fargo Bank, National Association, and any and all successors thereto, as trustee and as collateral agent (the “Indenture”). Each capitalized term used but not otherwise defined herein shall have the same meaning as such term set forth in the Indenture

WHEREAS, Parent is the owner all of the common equity of the Company; and

WHEREAS, Parent acknowledges and agrees that it is in the best interest of Parent to enter into and deliver this Parent Guarantee as this Parent Guarantee will confer a substantial benefit on Parent by virtue of its ownership of all of the common equity of the Company;

Parent agrees as follows for the equal and ratable benefit of the Holders of the Notes:

Section 1. Parent Guarantee.

(a) Subject to the terms of this Parent Guarantee, Parent hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Collateral Agent and their respective successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes, the Collateral Agreements or the obligations of the Company hereunder or thereunder, that:

(1) the principal of, premium, if any, and interest on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Parent, together with the Subsidiary Guarantors, will be jointly and severally obligated to pay the same immediately. Parent agrees that this is a guarantee of payment and not a guarantee of collection.

(b) Parent hereby agrees that its obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Parent hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Parent Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c) If any Holder, the Trustee or the Collateral Agent is required by any court or otherwise to return to the Company, Parent or any custodian, trustee, liquidator or other similar official acting in relation to either the Company, Parent or the Subsidiary Guarantors, any amount paid by either to the Trustee, the Collateral Agent or such Holder, this Parent Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d) Parent further agrees that, as between itself and the Subsidiary Guarantors, on the one hand, and the Holders, the Trustee and the Collateral Agent, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Parent Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) will forthwith become due and payable by Parent for the purpose of this Parent Guarantee.

(e) For the avoidance of doubt, this Parent Guarantee is not a “Guarantee” under the Indenture, and Parent is not intended to become a party to the Indenture.

Section 2. Miscellaneous.

(a) No director, officer, employee, incorporator or stockholder of Parent, or other owner of Capital Stock of the Company, will have any liability for any obligations of the Company or Parent under the Notes, the Indenture or this Parent Guarantee or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(b) THE LAWS OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS PARENT GUARANTEE.

(c) This Parent Guarantee may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Parent Guarantee.

(Signature Page Follows)

IN WITNESS WHEREOF, Parent has caused its duly authorized officer to execute and deliver this Parent Guarantee as of the date first above written.

GASTAR EXPLORATION, INC.

By:	/s/ Michael A. Gerlich
Name:	Michael A Gerlich
Title:	SVP & CFO

ACCEPTED as of the date first above written. GASTAR EXPLORATION USA, INC.

By:	/s/ Michael A. Gerlich
Name:	Michael A Gerlich
Title:	SVP & CFP

SIGNATURE PAGE TO PARENT GUARANTEE